EXHIBIT 11.1
                                              ------------


                              CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

                               COMPUTATION OF EARNINGS PER COMMON SHARE

                                 (in thousands, except per share data)


                                                                 For the Years Ended
                                            ------------------------------------------------------------
                                                February 28,         February 28,        February 29,
                                                    2002                 2001                2000
                                            --------------------  ------------------  ------------------
                                              Basic     Diluted    Basic    Diluted    Basic    Diluted
                                            ---------  ---------  --------  --------  --------  --------
Income before extraordinary item            $ 137,975  $ 137,975  $ 97,342  $ 97,342  $ 77,375  $ 77,375
Extraordinary item, net of income taxes        (1,554)    (1,554)     -         -         -         -
                                            ---------  ---------  --------  --------  --------  --------

Income applicable to common shares          $ 136,421  $ 136,421  $ 97,342  $ 97,342  $ 77,375  $ 77,375
                                            =========  =========  ========  ========  ========  ========

Shares:
Weighted average common shares outstanding     85,505     85,505    73,446    73,446    72,216    72,216
Adjustments:
  Stock options                                  -         2,320      -        1,305      -        1,780
                                            ---------  ---------  --------  --------  --------  --------

Adjusted weighted average common shares
  outstanding                                  85,505     87,825    73,446    74,751    72,216    73,996
                                            =========  =========  ========  ========  ========  ========

Earnings per common share:
  Income before extraordinary item          $    1.62  $    1.57  $   1.33  $   1.30  $   1.07  $   1.05
  Extraordinary item, net of income taxes       (0.02)     (0.02)     -         -         -         -
                                            ---------  ---------  --------  --------  --------  --------

Earnings per common shares                  $    1.60  $    1.55   $  1.33  $   1.30  $   1.07  $   1.05
                                            =========  =========  ========  ========  ========  ========